Exhibit 99.2

                INNOVATION HOLDINGS ANNOUNCES REVERSE STOCK SPLIT

Los Angeles, CA, October 27, 2004 - Innovation Holdings, Inc. (OTCBB: IVHO) announced today that its Board of Directors has approved a six-thousand-for-one reverse stock split of the Company's common stock.

The reverse split will be effective on Wednesday, October 27, 2004, to holders of record of Innovation Holdings on October 11, 2004. The new reduced number of shares will be issued by the Company's transfer agent when certificates are physically surrendered by replacing each share surrendered with a proportionate number of a new share, or if part of the DTC System, old shares will be automatically adjusted on the same basis. Following the reverse stock split, the Company's ticker will change from OTCBB: IVHO to OTCBB: IVHL.

"As the Company intends to expand, management wants to be prepared with a capital structure believed to be more suited to a company with growth potential," said Robert Blagman, CEO of Innovation Holdings. "We continue to work on strategic agreements that we feel will have a material impact on the company and believe that the 6,000 for 1 reverse stock split will be more advantageous to increasing shareholder value."

This statement contains certain forward-looking statements pertaining to future anticipated projected plans, performance and developments, and other statements relating to future operations and results. Any statements in this release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "growth potential," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including those detailed from time to time in Innovation Holdings, Inc.'s reports filed with the Securities and Exchange Commission. There can be no assurance that actual results will not differ materially from expectations.

Contact:

Robert Blagman, CEO
Innovation Holdings
IVHOholdings@aol.com
818-426-8737

InvestSource Inc.
Nicole Mittelstaedt, Director of Communications
800-352-1788, ext. 133
nicole@investsource.us